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                                                                     Exhibit A.2

                            CERTIFICATE OF CORRECTION
                                       OF
                            CERTIFICATE OF FORMATION
                                       OF
                      GM ABSOLUTE RETURN STRATEGY FUND, LLC

     Pursuant to Section 18-211 of the Delaware Limited Liability Company Act, it is hereby certified that:

     1. The name of the limited liability company (the "Company") is GM Absolute Return Strategy Fund, LLC and the name of the Company shall be corrected hereby to become GM Absolute Return Strategies Fund, LLC upon the filing of this Certificate of Correction.

     2. The Certificate of Formation (the "Certificate of Formation") of the Company, as filed with the Secretary of State of Delaware on June 13, 2001 is hereby corrected.

     3. The inaccuracy to be corrected in the Certificate of Formation is as follows:

          "FIRST: The name of the limited liability company (the "LLC") is: GM Absolute Return Strategy Fund, LLC."

     4. The portion of the Certificate of Formation in corrected form is as follows:

          "FIRST: The name of the limited liability company (the "LLC") is: GM Absolute Return Strategies Fund, LLC."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction this 19th day of June, 2001.


                                         /s/ Margaret R. Roberts
                                         ---------------------------------------
                                         Margaret R. Roberts, Authorized Person